统一社会信用代码

91513400MA65D2Q47D

营业执照

（副 本）

副本编号：1 - 1

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名 称 凉山州通服科技有限公司

类 型 其他有限责任公司

法定代表人 朱志斌

经营范围 信息技术咨询服务，电子信息及信息技术处理，通讯设备修理，多媒体设计服务，计算机软硬件及网络技术、电子信息及信息技术处理、系统集成、通信技术的开发、转让、咨询服务，网络与信息安全软件开发，网络、通信工程，智能化管理系统开发应用，信息系统运行维护服务，职业中介服务，餐饮管理，专业停车场服务，物业管理，建筑劳务分包（不含劳务派遣），市场调查，通信传输设备专业修理，销售通讯设备，停车场（库）信息系统服务，物联网技术的开发及应用，广告设计制作、代理发布，汽车租赁，汽车修理与维护，市政设施管理。（依法须经批准的项目，经相关部门批准后方可开展经营活动）

注册资本 贰佰零捌万叁仟叁佰元整

成立日期 2018年11月13日

营业期限 2018年11月13日 至 长期

住 所 四川省凉山彝族自治州西昌市三岔口东南苑小区11幢1层5号

登记机关

2020 年 9 月 25

市场主体应当于每年1月1日至6月30日通过国

国家市场监督